EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 22, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of webMethods, Inc., which appears in webMethods, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2006.
/s/ PRICEWATERHOUSECOOPERS LLP
McLean, Virginia
October 9, 2006